Exhibit 99.5

Date: 26 April, 2018

2-4/F, Tower E, LSHM Center

No. 8 Guangshun South Avenue,

Chaoyang District, Beijing, 100102

People’s Republic of China

Re: Uxin Limited (the “Company”)

Ladies and Gentlemen:

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports addressed to the Company dated 7th Feb, 2018, in the Company’s Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

[Company seal is affixed]

Valuelink (Beijing) Asset Appraisal Co., Ltd